Insight Enterprises, Inc. First Quarter 2021 Earnings Conference Call and Webcast Exhibit 99.2

Agenda Disclosures CEO Commentary First Quarter 2021 Highlights Solutions Focused Commitment to Long-Term Priorities Investing in Our Business CFO Commentary First Quarter 2021 Financial Highlights by Region Cashflow and Debt Covenants 2021 Outlook Closing Comments

Disclosures Safe harbor statement This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to Insight’s plans and expectations. Statements that are not historical facts, including those related to Coronavirus strain (“COVID-19”), our future responses to and the impact of COVID-19 on our Company, our expectations about future financial results, our expectations regarding current supply constraints, future expected trends in the IT market and our opportunities for growth, are forward-looking statements. These forward-looking statements are subject to assumptions, risks and uncertainties which could cause actual results or future events to differ materially from such statements. The Company undertakes no obligation to update publicly or revise any of the forward-looking statements, except as otherwise required by law. More detailed information about risk factors is included in today’s press release and discussed in the Company’s most recently filed periodic reports and subsequent filings with the Securities and Exchange Commission. Non-GAAP measures This presentation will reference certain non-GAAP financial information as ‘Adjusted’. A reconciliation of non-GAAP financial measures presented in this document to our actual GAAP results is attached to the back of this presentation and included in the press release issued today, which you may find on the Investor Relations section of our website at investor.insight.com. Constant currency In some instances the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

First Quarter 2021 Highlights and Expectations Clients continued to leverage cloud solutions 21.3% - Cloud as a percent of total gross profit compared to 16.8% prior year Hardware booking trends improved throughout the quarter Elevated backlog heading into Q2 21 and pipeline for future sales at healthy levels Top line growth year over year GAAP EFO up 27% from last year Adjusted EFO* up 3% from last year Adjusted return on invested capital* 13.1%, up from 12.6% last year * See Appendix for reconciliation of non-GAAP measures

Solutions Focused

Cloud + Data Center Transformation (CDCT) Credit union migrates data center to the cloud for instant benefits Increased short- and long-term ROI

Connected Workforce (CWF)

Professional services provider in government sector enhancing security solutions to meet new compliance requirements


ACCESS
INFORMATION PRIVACY
CYBER SECURITY
DATA PROTECTION
MOBILE DEVICES
SYSTEM
COMPUTER

Client Challenge

The **professional services organization** needed help identifying and implementing a security solution to meet ISO 27001/CMMC (Cybersecurity Maturity Model Certification) compliance.

- ISO 27001/CMMC security requirements were not being met with the current solution
- Limited resources and knowledge
- Outdated 3rd party security solutions

Current & Future Client Outcomes

- Achieve and maintain ISO 27001/CMMC compliance
- Reduce operational costs
- Increase security awareness in the end user community
- Maintain ongoing access to resources and services to future proof compliance requirements

Insight Solution

- Upgraded licensing from E3 to E5
- Provided Professional Services to implement Microsoft 365 Security technologies:
  - Microsoft Defender
  - Cloud App Security
- Implemented Managed Services to ensure baselines and user adoption:
  - Managed Security for Compliance - Endpoint Management and Security Baselines
  - End user security program using BrainStorm's security training and phishing simulator

Insight
Insight Proprietary & Confidential. Do Not Copy or Distribute. © 2019 Insight Direct USA, Inc. All Rights Reserved.
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Commitment to Long-Term Priorities Continue to innovate to capture market share in high growth areas Develop and deliver solutions that drive better business outcomes for clients Expand and scale business with strategic clients and end markets Continue to optimize client experience Maintain outlook for 2021 and long-term goals highlighted at 2019 Investor Day Deliver on 5-year key initiatives* Grow sales faster than the market at 8-10% CAGR Expand EBITDA margin to 5.0-5.5% Optimize return on invested capital to a range of 19-21% Increase services gross profit as a % of total GP to between 50-52% *5-year CAGR base year is 2019

Investing in Our Business to Fuel Growth Invest in critical areas with a goal to deliver best in class client experience and optimize infrastructure to scale future growth Invest in sales and technical talent Enhance scalable IT systems and processes Leverage ecommerce platforms to target mid-market Support as-a-service consumption models Industry analysts expect low to mid-single digit growth Backlog remains elevated Supply constraints expected to continue through the balance of the year We expect acceleration in back half of year will drive stronger top line growth

CFO Commentary First Quarter 2021 Financial Highlights by Region Cashflow and Debt Covenants 2021 Outlook

First Quarter 2021 Highlights Net Sales of $2.2 billion Gross margin 15.1% SG&A down 2% year over year in constant currency, up 1% in US dollars 12.4% - GAAP SG&A as a percent of net sales 12.0% - Adjusted SG&A as a percent of net sales* GAAP EFO of $67 million Adjusted EFO* of $68 million GAAP Diluted Earnings Per share $1.18 Adjusted Diluted Earnings Per Share* of $1.30 * See Appendix for reconciliation of non-GAAP measures

Q1 2021 Year over Year Results GAAP Earnings from operations $67M GAAP Diluted EPS $1.18 * See Appendix for reconciliation of non-GAAP measures

* See Appendix for reconciliation of non-GAAP measures Q1 2021 North America | Financial Results GAAP Earnings from operations $54M

* See Appendix for reconciliation of non-GAAP measures ** Reference “Constant currency” section on slide 3 of this presentation Q1 2021 EMEA | Financial Results GAAP Earnings from Operations $10M (in constant $**) (in constant $**) (in constant $**)

* See Appendix for reconciliation of non-GAAP measures ** Reference “Constant currency” section on slide 3 of this presentation Q1 2021 APAC | Financial Results (in constant $**) (in constant $**) GAAP Earnings from Operations $3M (in constant $**)

Q1 2021 | Cash Flows and Cash Cycle

Liquidity and Debt Covenants ** Tax Expense plus Interest Expense less non-cash imputed interest under the Inventory Financing Facility and the Company’s Convertible Notes as discussed in Management’s Discussion and Analysis – Interest Expense, Net * “Other” includes (i) severance and restructuring expenses, net, (ii) acquisition and integration related expenses, and (iii) impairment of property and equipment, as applicable.

Full Year 2021 Outlook 2021 net sales expected to grow between 4% and 8% Adjusted diluted earnings per share* is expected to be between $6.60 and $6.80 per share for the full year 2021 Assumptions: Interest expense between $25 and $28 million Effective tax rate of 25% to 26% for the full year 2021 Capital expenditures of $75 to $85 million, including the build out of our new corporate headquarters Average share count for the full year of approximately 36 million shares Exclusions: acquisition related intangibles amortization expense of approximately $32 million (posted on website) amortization of convertible debt discount and issuance costs reported in interest expense of approximately $12 million (posted on website) acquisition-related or severance and restructuring expenses. * Adjusted diluted earnings per share excludes severance and restructuring expense and other unique items as well as Amortization expense related to acquired intangibles and non-cash imputed interest on convertible notes.

Commitment to ESG Insight’s values of Hunger, Heart, and Harmony are core to how our teammates treat one another, engage with those we work with every day, and improve the communities where we work and live. 2021 Corporate Citizenship Report Best Employers for Diversity Forbes 2021 World’s Most Admired Companies Fortune 2021

Appendix

Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures* * Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) amortization of intangible assets, and (iv) the tax effects of each of these items, as applicable. Adjusted consolidated net earnings and Adjusted diluted earnings per share also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025.

Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures (continued) * Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition and integration related expenses, (iii) amortization of intangible assets, and (iv) the tax effects of each of these items, as applicable.

Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures (continued)   * The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation does not exclude amortization of intangible assets. This calculation remains consistent with the metric utilized in management’s compensation plan. ** Assumed tax rate of 26.0%. *** Average of previous five quarters. **** Computed as GAAP consolidated EFO, net of tax of $74,291 and $61,469 for the twelve months ended March 31, 2021, and 2020, respectively, divided by invested capital. ***** Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.

Appendix – Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Appendix - Convertible Senior Notes *NSIT assumed stock price for 20 out of last 30 trading days in the period Diluted Earnings Per Share (DEPS) incremental number of shares* for various NSIT stock price examples: Insight’s policy elected for settlement of the convertible notes is principal/par value in cash with the excess being settled in shares resulting in dilution in GAAP reported Diluted Earnings Per Share (“DEPS”). The DEPS incremental shares for GAAP reporting purposes are not issued at the time of reporting and are a non-GAAP exclusion for the Company (up to the strike price of the warrants of $103.12). The bond hedge effectively raises the potential dilution point of the convertible note and call spread from $68.32 up to $103.12, as illustrated below: Balance sheet classification impacts of Sales price conversion trigger being met:

Appendix - Convertible Senior Notes * No automatic redemption trigger, expect convertible notes will remain outstanding for foreseeable future. GAAP diluted earnings per share (DEPS) are for reporting purposes only, no incremental shares were actually issued. ** Principal amount would be settled in cash and only premium above $103.12 would result in actual shares being issues Insight Convertible Senior Notes - $350 Million Relevant NSIT stock prices: Price at issuance - $51.56 Conversion ratio price equivalent - $68.32 Sales price conversion trigger - $88.82 Bond hedge strike price - $68.32 Warrants strike price - $103.12 Potential dilution to existing shareholders** Assumed accreted value - $308.5 Million Triggered potential additional shares in GAAP DEPS*